Filed pursuant to Rule 433 Registration Statement No. 333-236143 $500,000,000 Series F Cumulative Redeemable Preferred Stock Offering As of May 2020Filed pursuant to Rule 433 Registration Statement No. 333-236143 $500,000,000 Series F Cumulative Redeemable Preferred Stock Offering As of May 2020

Legal Disclaimer Estimates: This presentation contains industry and market data, forecasts, and projections that are based on internal data and estimates, independent industry publications, reports by market research firms, or other published independent sources. We believe these data to be reliable as of the date of this presentation, but there can be no assurance as to the accuracy or completeness of such information. We have not independently verified all market and industry data obtained from these third-party sources. Our internal data and estimates are based upon information obtained from trade and business organizations, other contacts in the markets in which we operate, and our management’s understanding of industry conditions. You should carefully consider the inherent risks and uncertainties associated with the market and other industry data contained in this presentation. Forward-Looking Statements: This presentation may include forward-looking statements within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934. Forward-looking statements are typically identified by words such as “estimate,” “may,” “might,” “believe,” “will,” “provided,” “anticipate,” “future,” “could,” “growth,” “plan,” “project,” “intend,” “expect,” “should,” “would,” “if,” “seek,” “possible,” “potential,” “likely” or the negative or variations of such terms or comparable terminology. These forward-looking statements include comments with respect to our objectives and strategies, and the future results of our operations and our business. By their nature, these forward-looking statements involve numerous assumptions, uncertainties and descriptions of opportunities, both general and specific. The risk exists that these statements may not be fulfilled. We caution readers of this presentation not to place undue reliance on these forward-looking statements as a number of factors could cause our future results to differ materially from these statements. Any results or performance implied by forward-looking statements may be influenced by certain factors including, but not limited to, fluctuations in interest rates and stock indices, the effects of competition in the areas in which we operate, the overall impact of the COVID-19 pandemic and other health emergencies, and changes in economic, political, regulatory and technological conditions as well as those factors delineated under the caption “Risk Factors” in our Forms 10-Q and Form 10-K, and other documents we file with the SEC from time to time. Therefore, we caution that the foregoing list is not exhaustive. Investors should not rely on forward-looking statements to make decisions and should carefully consider the aforementioned factors as well as other uncertainties and events. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the SEC, including subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Past or Present Performance Disclaimer: This presentation includes information regarding past or present performance of the Company. Please note, past or present performance is not a guarantee of future performance or future results. 2Legal Disclaimer Estimates: This presentation contains industry and market data, forecasts, and projections that are based on internal data and estimates, independent industry publications, reports by market research firms, or other published independent sources. We believe these data to be reliable as of the date of this presentation, but there can be no assurance as to the accuracy or completeness of such information. We have not independently verified all market and industry data obtained from these third-party sources. Our internal data and estimates are based upon information obtained from trade and business organizations, other contacts in the markets in which we operate, and our management’s understanding of industry conditions. You should carefully consider the inherent risks and uncertainties associated with the market and other industry data contained in this presentation. Forward-Looking Statements: This presentation may include forward-looking statements within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934. Forward-looking statements are typically identified by words such as “estimate,” “may,” “might,” “believe,” “will,” “provided,” “anticipate,” “future,” “could,” “growth,” “plan,” “project,” “intend,” “expect,” “should,” “would,” “if,” “seek,” “possible,” “potential,” “likely” or the negative or variations of such terms or comparable terminology. These forward-looking statements include comments with respect to our objectives and strategies, and the future results of our operations and our business. By their nature, these forward-looking statements involve numerous assumptions, uncertainties and descriptions of opportunities, both general and specific. The risk exists that these statements may not be fulfilled. We caution readers of this presentation not to place undue reliance on these forward-looking statements as a number of factors could cause our future results to differ materially from these statements. Any results or performance implied by forward-looking statements may be influenced by certain factors including, but not limited to, fluctuations in interest rates and stock indices, the effects of competition in the areas in which we operate, the overall impact of the COVID-19 pandemic and other health emergencies, and changes in economic, political, regulatory and technological conditions as well as those factors delineated under the caption “Risk Factors” in our Forms 10-Q and Form 10-K, and other documents we file with the SEC from time to time. Therefore, we caution that the foregoing list is not exhaustive. Investors should not rely on forward-looking statements to make decisions and should carefully consider the aforementioned factors as well as other uncertainties and events. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the SEC, including subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Past or Present Performance Disclaimer: This presentation includes information regarding past or present performance of the Company. Please note, past or present performance is not a guarantee of future performance or future results. 2

Risk Factors Please consult the prospectus supplement for this offering for a recitation of the risk factors of this offering. If any of the risks contained in or incorporated by reference into the prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations, FFO, adjusted funds from operations or our prospects could be materially and adversely affected, we may be unable to timely pay the dividends accrued on the Series F Preferred Stock (the “Shares”), the value of the Shares could decline and you may lose all or part of your investment. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Some statements in the prospectus supplement, including statements in the risk factors, constitute forward-looking statements. See the “Forward-Looking Statements” and “Risk Factors” sections in the prospectus supplement, the accompanying prospectus and in our regular filings with the SEC for additional risks which may affect us or the Shares. • There will initially be no public market for the Shares as we do not intend to apply for listing on Nasdaq until after the Termination Date, and even after listing, if achieved, a liquid secondary trading market may not develop and the features of the Shares may not provide you with favorable liquidity options. • The Shares have not be rated. • Dividend payments on the Shares are not guaranteed. • We operate as a holding company dependent upon the assets and operations of our subsidiaries, and because of our structure, we may not be able to generate the funds necessary to make distributions on the Shares. • We will be required to terminate this offering if our Common Stock, the Series D Preferred Stock and the Series E Preferred Stock are no longer listed on Nasdaq or another national securities exchange. • The Shares will bear a risk of redemption by us. • Your option to tender your Shares for redemption is subject to the continuation of the redemption program and our availability of funds, each in the sole and absolute discretion of our Board of Directors, and may also be limited by law. • Our ability to pay dividends and/or redeem Shares may be limited by Maryland law and the terms of our debt facilities as well as future agreements we may enter. • The cash distributions you receive may be less frequent or lower in amount than you expect. • If you elect to exercise the Stockholder Redemption Option, the cash payment that you receive as a result of your option redemption will be a substantial discount to the price that you paid for the Shares. • Upon the sale of any individual property, holders of Shares do not have a right to receive funds and do not have a priority over holders of our common stock regarding return of capital. • Your percentage of ownership may become diluted if we incur additional debt or issue new shares of stock or other securities, and incurrence of indebtedness and issuances of additional preferred stock or other securities by us may further subordinate the rights of the holders of our common stock.Risk Factors Please consult the prospectus supplement for this offering for a recitation of the risk factors of this offering. If any of the risks contained in or incorporated by reference into the prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations, FFO, adjusted funds from operations or our prospects could be materially and adversely affected, we may be unable to timely pay the dividends accrued on the Series F Preferred Stock (the “Shares”), the value of the Shares could decline and you may lose all or part of your investment. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Some statements in the prospectus supplement, including statements in the risk factors, constitute forward-looking statements. See the “Forward-Looking Statements” and “Risk Factors” sections in the prospectus supplement, the accompanying prospectus and in our regular filings with the SEC for additional risks which may affect us or the Shares. • There will initially be no public market for the Shares as we do not intend to apply for listing on Nasdaq until after the Termination Date, and even after listing, if achieved, a liquid secondary trading market may not develop and the features of the Shares may not provide you with favorable liquidity options. • The Shares have not be rated. • Dividend payments on the Shares are not guaranteed. • We operate as a holding company dependent upon the assets and operations of our subsidiaries, and because of our structure, we may not be able to generate the funds necessary to make distributions on the Shares. • We will be required to terminate this offering if our Common Stock, the Series D Preferred Stock and the Series E Preferred Stock are no longer listed on Nasdaq or another national securities exchange. • The Shares will bear a risk of redemption by us. • Your option to tender your Shares for redemption is subject to the continuation of the redemption program and our availability of funds, each in the sole and absolute discretion of our Board of Directors, and may also be limited by law. • Our ability to pay dividends and/or redeem Shares may be limited by Maryland law and the terms of our debt facilities as well as future agreements we may enter. • The cash distributions you receive may be less frequent or lower in amount than you expect. • If you elect to exercise the Stockholder Redemption Option, the cash payment that you receive as a result of your option redemption will be a substantial discount to the price that you paid for the Shares. • Upon the sale of any individual property, holders of Shares do not have a right to receive funds and do not have a priority over holders of our common stock regarding return of capital. • Your percentage of ownership may become diluted if we incur additional debt or issue new shares of stock or other securities, and incurrence of indebtedness and issuances of additional preferred stock or other securities by us may further subordinate the rights of the holders of our common stock.

Risk Factors • You will experience dilution in your ownership percentage of the Shares if you do not participate in the dividend reinvestment plan. • Our charter contains restrictions upon ownership and transfer of the Shares, which may impair the ability of holders to acquire the Shares. • Holders of the Shares will be subject to inflation risk. • An investment in the Shares bears interest rate risk. • Holders of the Shares will bear reinvestment risk. • Holders of Shares will have no control over changes in our policies and operations, and have extremely limited voting rights. • Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve. • We may be unable to invest a significant portion of the net proceeds of this offering on acceptable terms. • We have paid, may continue to pay, or may in the future pay, distributions from offering proceeds, borrowings or the sale of assets to the extent our cash flow from operations or earnings are not sufficient to fund declared distributions. Rates of distribution to holders of our common stock and preferred stock will not necessarily be indicative of our operating results. If we make distributions from sources other than our cash flows from operations or earnings, we will have fewer funds available for the acquisition of properties and your overall return may be reduced. • If the properties we acquire or invest in do not produce the cash flow that we expect in order to meet our REIT minimum distribution requirement, we may decide to borrow funds to meet the REIT minimum distribution requirements, which could adversely affect our overall financial performance. • Gladstone Securities, the dealer manager in this offering, is our affiliate, and we established the offering price and other terms for the Shares pursuant to discussions between us and our affiliated dealer manager; as a result, the actual value of your investment may be substantially less than what you pay. • Payment of fees to our Adviser and its affiliates, including our affiliated dealer manager will reduce the cash available for investment and distribution and will increase the risk that you will not be able to recover the amount of your investment in the Shares. • If you fail to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in this offering, you could be subject to liability and civil or criminal penalties. Gladstone Commercial Corporation (“GOOD”) has filed a registration statement (including a prospectus) and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents that GOOD has filed with the SEC for more complete information about GOOD and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Gladstone Securities, GOOD’s dealer manager for this offering, will arrange to send you the prospectus and prospectus supplement if you request it by calling toll-free at (833) 849-5993.Risk Factors • You will experience dilution in your ownership percentage of the Shares if you do not participate in the dividend reinvestment plan. • Our charter contains restrictions upon ownership and transfer of the Shares, which may impair the ability of holders to acquire the Shares. • Holders of the Shares will be subject to inflation risk. • An investment in the Shares bears interest rate risk. • Holders of the Shares will bear reinvestment risk. • Holders of Shares will have no control over changes in our policies and operations, and have extremely limited voting rights. • Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve. • We may be unable to invest a significant portion of the net proceeds of this offering on acceptable terms. • We have paid, may continue to pay, or may in the future pay, distributions from offering proceeds, borrowings or the sale of assets to the extent our cash flow from operations or earnings are not sufficient to fund declared distributions. Rates of distribution to holders of our common stock and preferred stock will not necessarily be indicative of our operating results. If we make distributions from sources other than our cash flows from operations or earnings, we will have fewer funds available for the acquisition of properties and your overall return may be reduced. • If the properties we acquire or invest in do not produce the cash flow that we expect in order to meet our REIT minimum distribution requirement, we may decide to borrow funds to meet the REIT minimum distribution requirements, which could adversely affect our overall financial performance. • Gladstone Securities, the dealer manager in this offering, is our affiliate, and we established the offering price and other terms for the Shares pursuant to discussions between us and our affiliated dealer manager; as a result, the actual value of your investment may be substantially less than what you pay. • Payment of fees to our Adviser and its affiliates, including our affiliated dealer manager will reduce the cash available for investment and distribution and will increase the risk that you will not be able to recover the amount of your investment in the Shares. • If you fail to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in this offering, you could be subject to liability and civil or criminal penalties. Gladstone Commercial Corporation (“GOOD”) has filed a registration statement (including a prospectus) and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents that GOOD has filed with the SEC for more complete information about GOOD and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Gladstone Securities, GOOD’s dealer manager for this offering, will arrange to send you the prospectus and prospectus supplement if you request it by calling toll-free at (833) 849-5993.

Offering Summary Up to $500 million Series F Preferred Stock offering of a public REIT • - Common stock has traded on Nasdaq under ticker “GOOD” since the 2003 IPO Offering - Additional $150 million, or 6 million shares of Series F Preferred Shares (the “Shares”), offered through the Dividend Reinvestment Plan at $22.75 per share Annualized 6.0% dividend, payable monthly • - Dividends on the Shares are cumulative and must be paid in preference to dividends on our Common Stock. There Dividend is no guarantee of capital preservation or continuous dividends - Discounted DRIP available Offering Type Continuous Offering of Registered, Non-Listed Preferred • Redeemable at $22.50 per share throughout the offering • - 10% discount to Liquidation Preference of $25 per share - Our obligation to redeem the Shares is limited to the extent that our Board of Directors determines that it does not have sufficient funds available or it is restricted by applicable law from making such redemption Liquidity Options Nasdaq listing after the offering terminates • - We anticipate applying to list the Shares on NASDAQ or another national securities exchange within one calendar year after the offering ends, but there can be no assurance that we will achieve this objective. There is currently no public market for the Shares, and we do not expect one to develop prior to listing the Shares on an exchange, if at all Up to 6.0% selling commission, 3.0% dealer-manager fee, and up to 2.5% expenses • Commissions, - We, through Gladstone Securities, will pay all commissions and expenses associated with the sale of the Shares Fees & Expenses - We and Gladstone Securities will not pay selling commissions on sales to fee-based (and certain other) accounts, as described in the prospectus supplement 5Offering Summary Up to $500 million Series F Preferred Stock offering of a public REIT • - Common stock has traded on Nasdaq under ticker “GOOD” since the 2003 IPO Offering - Additional $150 million, or 6 million shares of Series F Preferred Shares (the “Shares”), offered through the Dividend Reinvestment Plan at $22.75 per share Annualized 6.0% dividend, payable monthly • - Dividends on the Shares are cumulative and must be paid in preference to dividends on our Common Stock. There Dividend is no guarantee of capital preservation or continuous dividends - Discounted DRIP available Offering Type Continuous Offering of Registered, Non-Listed Preferred • Redeemable at $22.50 per share throughout the offering • - 10% discount to Liquidation Preference of $25 per share - Our obligation to redeem the Shares is limited to the extent that our Board of Directors determines that it does not have sufficient funds available or it is restricted by applicable law from making such redemption Liquidity Options Nasdaq listing after the offering terminates • - We anticipate applying to list the Shares on NASDAQ or another national securities exchange within one calendar year after the offering ends, but there can be no assurance that we will achieve this objective. There is currently no public market for the Shares, and we do not expect one to develop prior to listing the Shares on an exchange, if at all Up to 6.0% selling commission, 3.0% dealer-manager fee, and up to 2.5% expenses • Commissions, - We, through Gladstone Securities, will pay all commissions and expenses associated with the sale of the Shares Fees & Expenses - We and Gladstone Securities will not pay selling commissions on sales to fee-based (and certain other) accounts, as described in the prospectus supplement 5

[PIC] [PIC] [PIC] [PIC] [PIC] [PIC] Gladstone Commercial Corporation [PIC] [PIC] [PIC] [PIC] [PIC] [PIC][PIC] [PIC] [PIC] [PIC] [PIC] [PIC] Gladstone Commercial Corporation [PIC] [PIC] [PIC] [PIC] [PIC] [PIC]

Company Overview ▪ Gladstone Commercial Corporation (“Gladstone” or the “Company”) is a publicly owned Real Estate Investment Trust (“REIT”) that completed its IPO in 2003 and is listed on Nasdaq (Ticker: GOOD) ▪ The Company invests in single tenant and anchored multi-tenant net leased assets ▪ The Company owns approximately 15.1 million square feet of predominantly office and industrial real estate nationwide ▪ Diversified portfolio of 122 properties in 28 states leased to 106 different tenants in 19 industries ▪ The Company is led by a highly-experienced leadership team with over 150 years of combined experience ▪ Through its credit-focused investment process and growth market emphasis, the Company seeks to invest in mission critical facilities occupied by middle market to investment grade businesses located in growing markets Note: As of 3/31/2020 7Company Overview ▪ Gladstone Commercial Corporation (“Gladstone” or the “Company”) is a publicly owned Real Estate Investment Trust (“REIT”) that completed its IPO in 2003 and is listed on Nasdaq (Ticker: GOOD) ▪ The Company invests in single tenant and anchored multi-tenant net leased assets ▪ The Company owns approximately 15.1 million square feet of predominantly office and industrial real estate nationwide ▪ Diversified portfolio of 122 properties in 28 states leased to 106 different tenants in 19 industries ▪ The Company is led by a highly-experienced leadership team with over 150 years of combined experience ▪ Through its credit-focused investment process and growth market emphasis, the Company seeks to invest in mission critical facilities occupied by middle market to investment grade businesses located in growing markets Note: As of 3/31/2020 7

Gladstone Commercial's Investment Philosophy





Acquire single-tenant, or anchored multi-tenant, NNN office and industrial properties

We strive to create stabilized income streams in favorable growth markets

Actively manage the portfolio

Our goal is to provide stable cash flow and distributions

Long term leases matched with long term, fixed-rate debt





Overview | Gladstone Commercial | Investment strategy | Portfolio | Financial performance | Management | Conclusion

For Internal Broker Dealer & RIA Use Only

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Gladstone Commercial Overview Portfolio summary (3/31/2020) # of Properties 122 Square feet (mm) 15.1 ▪ IPO in 2003 (Nasdaq: GOOD) Occupancy 96.6% States 28 (1) ▪ Market Capitalization: $497mm Tenants 106 Industries 19 Annual lease revenue (LTM) ($mm) $119.9 (1) Diluted FFO per Common Share, as adjusted for ▪ Enterprise Value: $1,310mm $1.55 comparability (LTM) ($) Diluted Core FFO per Common Share (LTM) ($) $1.58 Average Remaining Lease Term 7.5 years (1) Common Equity is based on the closing common stock price per share as of March 31, 2020 of $14.36 per share and includes effect of convertible securities. 9Gladstone Commercial Overview Portfolio summary (3/31/2020) # of Properties 122 Square feet (mm) 15.1 ▪ IPO in 2003 (Nasdaq: GOOD) Occupancy 96.6% States 28 (1) ▪ Market Capitalization: $497mm Tenants 106 Industries 19 Annual lease revenue (LTM) ($mm) $119.9 (1) Diluted FFO per Common Share, as adjusted for ▪ Enterprise Value: $1,310mm $1.55 comparability (LTM) ($) Diluted Core FFO per Common Share (LTM) ($) $1.58 Average Remaining Lease Term 7.5 years (1) Common Equity is based on the closing common stock price per share as of March 31, 2020 of $14.36 per share and includes effect of convertible securities. 9

Significant Growth & Diversification Since 2010

GOOD Portfolio

			12/31/10		3/31/2020		Variance
Grew a diverse portfolio	Total assets ($mm)	$	410.6	$	1,098.8	$	688.2
	Properties		65		122		57
	Tenants		52		106		54
	Square feet (mm)		6.8		15.1		8.3
	Occupancy (%)		97.2%		96.6%		(0.6)%
	Lease Revenue From Top 5 tenants ($mm)[1]	$	10.0	$	19.0	$	9.0
	% of Total Lease Revenue		24.2%		15.9%		(8.3)%
Revenue and cash flow growth	Revenues (LTM) ($mm)	$	41.9	$	119.9	$	78.0
	Diluted FFO (LTM) ($mm)	$	14.1	$	48.5	$	34.4
	Diluted FFO, as adjusted for comparability (LTM) ($mm)	$	14.1	$	51.2	$	37.1
	Diluted Core FFO (LTM) ($mm)	$	14.5	$	51.9	$	37.4
Improved capital structure	Net Total Debt / Enterprise Value		58.9%		50.1%		(8.8)%
	Net Total Debt + Preferred / Enterprise Value		70.0%		62.1%		(7.9)%
	Net Total Debt / Gross Assets[2]		62.7%		46.5%		(16.2)%

[1] Annualized
[2] Gross Assets equal total assets before depreciation

Overview | Gladstone Commercial | Investment strategy | Portfolio | Financial performance | Management | Conclusion

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Proven Strategy of Underwriting Real Estate and Tenant Strength ▪ Tenants operate in a diverse array of industries ▪ Each tenant’s credit underwritten to Gladstone standards, developed over decades of middle Tenant strength market corporate lending, investing and buyouts through affiliated funds ▪ Emphasis on tenant’s ability to weather economic downturns Real estate ▪ Target growth markets across the US markets ▪ Accumulate assets in specific markets to create valuable portfolios positioned for ▪ Target submarket emphasis in the path of growth growth ▪ Superior quality assets with flexible configurations ▪ Properties that are critical to tenant’s business Real estate asset quality ▪ Single tenant and anchored multi-tenant industrial and office locations ▪ Target net leases with 7+ years remaining at acquisition ▪ Target transactions of $3mm – $50mm Transaction focus ▪ Type: 3rd party acquisition, sale-leaseback, build-to-suit JV and build-to-suit forward purchase 12Proven Strategy of Underwriting Real Estate and Tenant Strength ▪ Tenants operate in a diverse array of industries ▪ Each tenant’s credit underwritten to Gladstone standards, developed over decades of middle Tenant strength market corporate lending, investing and buyouts through affiliated funds ▪ Emphasis on tenant’s ability to weather economic downturns Real estate ▪ Target growth markets across the US markets ▪ Accumulate assets in specific markets to create valuable portfolios positioned for ▪ Target submarket emphasis in the path of growth growth ▪ Superior quality assets with flexible configurations ▪ Properties that are critical to tenant’s business Real estate asset quality ▪ Single tenant and anchored multi-tenant industrial and office locations ▪ Target net leases with 7+ years remaining at acquisition ▪ Target transactions of $3mm – $50mm Transaction focus ▪ Type: 3rd party acquisition, sale-leaseback, build-to-suit JV and build-to-suit forward purchase 12

Gladstone Has Achieved Consistent and Disciplined Growth

Historical Investment Volume ($000) as of April 28, 2020



200,000
150,000
100,000
50,000
0
12,300
54,615
107,000
131,188
145,611
77,798
66,570
136,501
62,340
129,082
71,710
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
YTD 2020 (1)

Donaldson - Industrial



- 219K SF
- Detroit, MI
- Acquired 10/18
- GAAP cap rate (1): 8.0%

Orgill - Industrial Distribution



- 676K SF
- Tifton, GA
- Acquired 6/19
- GAAP cap rate (1): 8.8%

Morgan Stanley - Office



- 102K SF
- Salt Lake City, UT
- Acquired 12/17
- GAAP cap rate (1): 9.3%

Iron Mountain - Industrial Portfolio



- 509K SF
- TX, LA, AZ, NM
- Acquired 12/19
- GAAP cap rate (1): 7.2%

Overview | Gladstone Commercial | Investment strategy | Portfolio | Financial performance | Management | Conclusion

Note: (1) GAAP NOI cap rate is defined as rental revenues (including straight-line rents) minus property level expenditures divided by the purchase price of a property. These cap rates do not reflect a return or distribution from Gladstone Commercial

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Portfolio Overview ▪ 122 properties across the U.S. located in 28 states Geographic diversity ▪ Focus on secondary growth markets with higher yields ▪ Diverse base of 19 different industries and primarily office and industrial property types Tenant and property ▪ Focus on mid-size tenants occupying properties ranging from 30-150K SF (office) and diversity 75-500K SF (industrial) ▪ Current occupancy 96.6%; Since IPO in 2003, lowest occupancy has been 96% ▪ 3.6% of projected rents expiring through the end of 2020 High occupancy ▪ Of 100+ assets with nearly $1 billion invested since inception, only one tenant default – an average annual default rate of 0.02% ▪ Sell non-core assets Periodic capital ▪ Exited 12 single property non-core markets since mid-2016 recycling ▪ Re-deploy proceeds in growth markets Note: As of 3/31/2020 15 15Portfolio Overview ▪ 122 properties across the U.S. located in 28 states Geographic diversity ▪ Focus on secondary growth markets with higher yields ▪ Diverse base of 19 different industries and primarily office and industrial property types Tenant and property ▪ Focus on mid-size tenants occupying properties ranging from 30-150K SF (office) and diversity 75-500K SF (industrial) ▪ Current occupancy 96.6%; Since IPO in 2003, lowest occupancy has been 96% ▪ 3.6% of projected rents expiring through the end of 2020 High occupancy ▪ Of 100+ assets with nearly $1 billion invested since inception, only one tenant default – an average annual default rate of 0.02% ▪ Sell non-core assets Periodic capital ▪ Exited 12 single property non-core markets since mid-2016 recycling ▪ Re-deploy proceeds in growth markets Note: As of 3/31/2020 15 15

Diversified Portfolio Geographic diversification 122 properties spread across 28 states (by annualized straight line rent) Property type diversification (by annualized straight line rent) Notes: 1. As of 3/31/2020 2. Straight-line rent, per Generally Accepted Accounting Principles (GAAP), includes the impact of fixed rent escalations within the lease agreement. 16 16Diversified Portfolio Geographic diversification 122 properties spread across 28 states (by annualized straight line rent) Property type diversification (by annualized straight line rent) Notes: 1. As of 3/31/2020 2. Straight-line rent, per Generally Accepted Accounting Principles (GAAP), includes the impact of fixed rent escalations within the lease agreement. 16 16

High Quality, Diversified Portfolio Publicly-traded vs. privately-held tenants % of annualized Top tenants % of SF (as % of annualized straight line rent) straight line rent 4% 2% 3% 6% 3% 1% 3% 1% 2% 1% All other tenants 85% 89% Industry diversification Tenant credit ratings (based on annualized straight line rent) (as % annualized straight line rent) Rated Investment Grade and Non-Rated Equivalent 57% Notes: 1. As of 3/31/2020 2. Straight-line rent, per Generally Accepted Accounting Principles (GAAP), includes the impact of fixed rent escalations within the lease agreement. 17 17High Quality, Diversified Portfolio Publicly-traded vs. privately-held tenants % of annualized Top tenants % of SF (as % of annualized straight line rent) straight line rent 4% 2% 3% 6% 3% 1% 3% 1% 2% 1% All other tenants 85% 89% Industry diversification Tenant credit ratings (based on annualized straight line rent) (as % annualized straight line rent) Rated Investment Grade and Non-Rated Equivalent 57% Notes: 1. As of 3/31/2020 2. Straight-line rent, per Generally Accepted Accounting Principles (GAAP), includes the impact of fixed rent escalations within the lease agreement. 17 17

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Summary Historical Performance Funds from Operations, as adjusted for comparability (Per Total Revenue ($ in millions) Share) (1) (1) Total Gross Assets ($ in millions) Total Distributions ($ in millions) $0.2 (1) (1) (1) January 1, 2020 - March 31, 2020 19 19Summary Historical Performance Funds from Operations, as adjusted for comparability (Per Total Revenue ($ in millions) Share) (1) (1) Total Gross Assets ($ in millions) Total Distributions ($ in millions) $0.2 (1) (1) (1) January 1, 2020 - March 31, 2020 19 19

Capital Structure Overview Current Capital Structure as of 3/31/2020 ($000s) Capital Structure Details (Dollars in $000s, except stock price) Wtd. Average Rate 3/31/2020 Mortgage Notes Payable, Net $ 486,315 4.32% Less: Cash & Cash Equivalents (9,853) Net Mortgage Debt $ 476,462 Line of Credit L+1.65% $ 20,846 Term Note L+1.60% 159,033 Line of Credit and Term Loan $ 179,879 Total Debt, Net $ 656,341 1 Common Equity , Series D - Preferred 7.000% 87,739 37.9% Series E - Preferred 6.625% 69,000 Total Preferred Equity $ 156,739 $368,000 Diluted Common Shares Outstanding 34,584,962 37% Stock Price $ 14.36 1 Implied Common Equity Market Capitalization $ 496,640 Preferred Equity, 12.0% Enterprise Value $ 1,309,720 Line of Credit & Term Loan, 2 Institutional Stock Ownership 13.7% Net Mortgage $479,000 Debt, 36.4% 48% 1 Common Equity is based on the closing common stock price per share as of March 31, 2020 of $14.36 and includes effect of OP units and convertible senior common stock. 2 Source: Nasdaq Online 20 20Capital Structure Overview Current Capital Structure as of 3/31/2020 ($000s) Capital Structure Details (Dollars in $000s, except stock price) Wtd. Average Rate 3/31/2020 Mortgage Notes Payable, Net $ 486,315 4.32% Less: Cash & Cash Equivalents (9,853) Net Mortgage Debt $ 476,462 Line of Credit L+1.65% $ 20,846 Term Note L+1.60% 159,033 Line of Credit and Term Loan $ 179,879 Total Debt, Net $ 656,341 1 Common Equity , Series D - Preferred 7.000% 87,739 37.9% Series E - Preferred 6.625% 69,000 Total Preferred Equity $ 156,739 $368,000 Diluted Common Shares Outstanding 34,584,962 37% Stock Price $ 14.36 1 Implied Common Equity Market Capitalization $ 496,640 Preferred Equity, 12.0% Enterprise Value $ 1,309,720 Line of Credit & Term Loan, 2 Institutional Stock Ownership 13.7% Net Mortgage $479,000 Debt, 36.4% 48% 1 Common Equity is based on the closing common stock price per share as of March 31, 2020 of $14.36 and includes effect of OP units and convertible senior common stock. 2 Source: Nasdaq Online 20 20

Liquidity and Debt Overview (1) (1) Reducing Leverage Fixed vs. Floating Debt (1) Debt maturity schedule ($000s) 31.1% 23.4% 16.0% 13.9% 5.9% 5.5% 4.2% (1) As of 3/31/2020 21 21Liquidity and Debt Overview (1) (1) Reducing Leverage Fixed vs. Floating Debt (1) Debt maturity schedule ($000s) 31.1% 23.4% 16.0% 13.9% 5.9% 5.5% 4.2% (1) As of 3/31/2020 21 21

[PIC] [PIC] [PIC] [PIC] [PIC] [PIC] Management [PIC] [PIC] [PIC] [PIC] [PIC] [PIC][PIC] [PIC] [PIC] [PIC] [PIC] [PIC] Management [PIC] [PIC] [PIC] [PIC] [PIC] [PIC]

Experienced Leadership Team



David Gladstone, Chairman and CEO

25+ years of experience

- Current Chairman and CEO of all four Gladstone funds, public companies #7, #8, #9 and #10 in his career
- Former Chairman of Allied Capital Commercial (REIT), Allied Capital and American Capital
- Former board member of Capital Automotive REIT
- MBA from Harvard Business School, MA from American University, BA from University of Virginia



Bob Cutlip, President

25+ years of experience

- Current President of the Company
- Former EVP of First Industrial Realty Trust where he directed the acquisition and development business activities in 26 markets in North America
- Former Regional EVP of Duke-Weeks Realty, responsible for operations of the Mid-Atlantic region
- Former Senior Vice President of Highwoods Properties, responsible the Mid-Atlantic markets
- Former National Chairman of National Association of Industrial and Office Properties
- MBA from University of Southern California, MS from Vanderbilt University, BSCE from U.S.A.F. Academy



Mike Sodo, Chief Financial Officer

20 years of experience

- Current CFO of the Company
- Former EVP, CFO and Treasurer of VEREIT
- Former SVP, Treasurer and Director of Financial Reporting for Capital Automotive REIT
- CPA in the Commonwealth of Virginia
- BBA from the College of William & Mary



Jay Beckhorn, Treasurer

25+ years of experience

- Current Treasurer of the Company and Gladstone Land, Assistant Treasurer of Gladstone Capital and Gladstone Investment
- Former Regional Managing Director of Heavenrich & Co.
- Former Senior Vice President of Sunrise Senior Living
- Former Managing Director of Riggs Bank
- MBA from Duke University, BA from Colgate University

Overview | Gladstone Commercial | Investment strategy | Portfolio | Financial performance | Management | Conclusion

23

GLADSTONE

Experienced Leadership Team (cont'd)



Buzz Cooper, Senior Managing Director, South and Southwest Regions

25+ years of experience

- Manages regional acquisition and asset management activities; over 14 years with Gladstone
- Former Principal of Allied Commercial Corporation REIT, where his responsibilities ranged from buying loans from RTC and banks to making real estate backed loans
- BA from Washington and Lee University



Matt Tucker, Senior Managing Director, Northeast and Midwest Regions

20 years of experience

- Manages regional acquisition and asset management activities; over 10 years with Gladstone
- Formerly held investment and advisory positions with Liquid Realty Partners, SG Capital Partners and Chase Securities Inc.
- MBA from University of Michigan Business School, AB from Princeton University



Brandon Flickinger, Managing Director, Southeast and Mountain West Regions

15 years of experience

- Manages regional acquisition and asset management activities and internal operations of the firm
- Former Vice President in Jones Lange LaSalle's Real Estate Investment Banking Group
- MBA from Fordham University, BBA from James Madison University

Overview | Gladstone Commercial | Investment strategy | Portfolio | Financial performance | Management | Conclusion

24

GLADSTONE

ConclusionConclusion

Summary Highlights ▪ Diversified asset base with a 15% annual compound growth rate since 2012 ▪ Proven credit and real estate investment strategy has maintained high occupancy (>96%) since 2003 ▪ Strengthened credit profile with enterprise leverage down to 46.5% ▪ Focused on growth with limited lease expirations through 2022, and with an emphasis on increasing the industrial allocation PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS Note: As of3/31/2020 26Summary Highlights ▪ Diversified asset base with a 15% annual compound growth rate since 2012 ▪ Proven credit and real estate investment strategy has maintained high occupancy (>96%) since 2003 ▪ Strengthened credit profile with enterprise leverage down to 46.5% ▪ Focused on growth with limited lease expirations through 2022, and with an emphasis on increasing the industrial allocation PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS Note: As of3/31/2020 26

Appendix 1. Condensed Consolidated Statements of Operations 2. Funds From Operations (FFO) 3. Condensed Balance Sheets 4. Debt Summary 5. External Management Structure QualitiesAppendix 1. Condensed Consolidated Statements of Operations 2. Funds From Operations (FFO) 3. Condensed Balance Sheets 4. Debt Summary 5. External Management Structure Qualities

Condensed Consolidated Statements of Operations

($ in thousands, except per share amounts)	For the three months ended (unaudited)		
	3/31/2020	12/31/2019	3/31/2019
Operating revenues			
Lease revenue	$ 33,619	$ 29,386	$ 28,137
Total operating revenues	$ 33,619	$ 29,386	$ 28,137
Operating expenses			
Depreciation and amortization	$ 14,096	$ 13,428	$ 13,010
Property operating expenses	6,213	3,262	3,068
Base management fee	1,412	1,322	1,267
Incentive fee	1,055	968	851
Administration fee	438	469	413
General and administrative	878	1,200	657
Impairment charge	—	1,813	—
Total operating expenses	$ 24,092	$ 22,462	$ 19,266
Other (expense) income			
Interest expense	$ (7,252)	$ (6,873)	$ (7,231)
(Loss) gain on sale of real estate	(12)	—	2,952
Other (loss) income	(5)	421	81
Total other expense, net	$ (7,269)	$ (6,452)	$ (4,198)
Net income	$ 2,258	$ 472	$ 4,673
Net loss (income) attributable (available) to non-controlling interests	9	100	(45)
Net income attributable to the company	$ 2,267	$ 572	$ 4,628
Distributions attributable to Series A, B, D, and E preferred stock	(2,678)	(2,986)	(2,612)
Series A and B preferred stock offering costs write off	—	(2,674)	—
Distributions attributable to senior common stock	(208)	(217)	(224)
Net (loss) income (attributable) available to common stockholders	$ (619)	$ (5,305)	$ 1,792
Weighted average common shares outstanding and Non-controlling OP Units			
Basic and diluted	34,136,179	32,332,144	30,259,807

28

GLADSTONE

Funds From Operations (FFO)

($ in thousands except per share amounts)	For the three months ended (unaudited) 3/31/2020	12/31/2019	3/31/2019
Net income	$ 2,258	$ 472	$ 4,673
Less: Distributions attributable to preferred and senior common stock	(2,886)	(5,877)	(2,836)
Net (loss) income (attributable) available to common stockholders and Non-controlling OP Unitholders	$ (628)	$ (5,405)	$ 1,837
Adjustments:			
Add: Real estate depreciation and amortization	$ 14,096	$ 13,428	$ 13,010
Add: Impairment charge	—	1,813	—
Add: Loss on sale of real estate, net	12	—	—
Less: Gain on sale of real estate, net	—	—	(2,952)
FFO available to common stockholders and Non-controlling OP Unitholders - basic	$ 13,480	$ 9,836	$ 11,895
Add: Convertible senior common distributions	208	217	224
FFO available to common stockholders and Non-controlling OP Unitholders - diluted	$ 13,688	$ 10,053	$ 12,119
Add: Series A and B preferred stock offering costs write off	—	2,674	—
FFO available to common stockholders and Non-controlling OP Unitholders - diluted, as adjusted for comparability[1]	$ 13,688	$ 12,727	$ 12,119
FFO available to common stockholders and Non-controlling OP Unitholders - basic	$ 13,480	$ 9,836	$ 11,895
Add: Acquisition related expenses	7	204	63
Add: Write off of deferred financing fees	—	—	283
Add: PACE financing amortization, net	31	—	—
Add: Write off shelf registration statement costs	—	82	18
Add: Asset retirement obligation expense	41	42	31
Add: Bad debt write off	—	152	—
Add: Write off prepaid offering costs	—	2,674	—
Core FFO available to common stockholders and Non-controlling OP Unitholders - basic	$ 13,559	$ 12,990	$ 12,290
Add: Convertible senior common distributions	208	217	224
Core FFO available to common stockholders and Non-controlling OP Unitholders - diluted	$ 13,767	$ 13,207	$ 12,514
Weighted average common shares outstanding and Non-controlling OP Units - basic	34,136,179	32,332,144	30,259,807
Weighted average common shares outstanding and Non-controlling OP Units - diluted	34,791,121	33,006,755	30,981,679
FFO per weighted average share of common stock and Non-controlling OP Unit - basic	$ 0.39	$ 0.30	$ 0.39
FFO per weighted average share of common stock and Non-controlling OP Unit - diluted	$ 0.39	$ 0.30	$ 0.39
FFO per weighted average share of common stock and Non-controlling OP Unit - diluted, as adjusted for comparability[1]	$ 0.39	$ 0.39	$ 0.39
Core FFO per weighted average share of common stock and Non-controlling OP Unit - basic	$ 0.40	$ 0.40	$ 0.41
Core FFO per weighted average share of common stock and Non-controlling OP Unit - diluted	$ 0.40	$ 0.40	$ 0.40
Distributions declared per share of common stock and Non-controlling OP Unit	$ 0.37545	$ 0.375	$ 0.375

[1] FFO as adjusted for comparability is FFO adjusted for certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include the adjustment for non-recurring expense adjustments related to the write off of offering costs pertaining to redeemed securities.

GLADSTONE

29

Condensed Balance Sheets (unaudited) ($ in thousands) 3/31/2020 12/31/2019 ASSETS Real estate, at cost $ 1,123,644 $ 1,056,978 Less: accumulated depreciation 216,547 207,523 Total real estate, net 907,097 849,455 Lease intangibles, net 122,036 115,465 Real estate and related assets held for sale, net — 3,990 Cash and cash equivalents 9,853 6,849 Restricted cash 4,678 4,639 Funds held in escrow 7,971 7,226 Right-of-use assets from operating leases 5,742 5,794 Deferred rent receivable, net 35,599 37,177 Other assets 5,849 8,913 TOTAL ASSETS $ 1,098,825 $ 1,039,508 LIABILITIES AND STOCKHOLDERS’ EQUITY LIABILITIES Mortgage notes payable, net $ 486,315 $ 453,739 Borrowings under revolver and term loan, net 179,879 172,855 Deferred rent liability, asset retirement obligation and other liabilities, net 56,974 49,724 TOTAL LIABILITIES $ 723,168 $ 676,318 MEZZANINE EQUITY Series D and E redeemable preferred stock, net $ 152,193 $ 152,153 TOTAL MEZZANINE EQUITY $ 152,193 $ 152,153 STOCKHOLDERS’ EQUITY Senior common stock 1 1 Common stock 34 32 Additional paid in capital 599,232 571,205 Accumulated other comprehensive income (4,654) (2,126) Distributions in excess of accumulated earnings (374,259) (360,978) TOTAL STOCKHOLDERS' EQUITY $ 220,354 $ 208,134 OP Units held by Non-controlling OP Unitholders 3,110 2,903 TOTAL EQUITY $ 223,464 $ 211,037 TOTAL LIABILITIES, MEZZANINE EQUITY AND EQUITY $ 1,098,825 $ 1,039,508 30 30Condensed Balance Sheets (unaudited) ($ in thousands) 3/31/2020 12/31/2019 ASSETS Real estate, at cost $ 1,123,644 $ 1,056,978 Less: accumulated depreciation 216,547 207,523 Total real estate, net 907,097 849,455 Lease intangibles, net 122,036 115,465 Real estate and related assets held for sale, net — 3,990 Cash and cash equivalents 9,853 6,849 Restricted cash 4,678 4,639 Funds held in escrow 7,971 7,226 Right-of-use assets from operating leases 5,742 5,794 Deferred rent receivable, net 35,599 37,177 Other assets 5,849 8,913 TOTAL ASSETS $ 1,098,825 $ 1,039,508 LIABILITIES AND STOCKHOLDERS’ EQUITY LIABILITIES Mortgage notes payable, net $ 486,315 $ 453,739 Borrowings under revolver and term loan, net 179,879 172,855 Deferred rent liability, asset retirement obligation and other liabilities, net 56,974 49,724 TOTAL LIABILITIES $ 723,168 $ 676,318 MEZZANINE EQUITY Series D and E redeemable preferred stock, net $ 152,193 $ 152,153 TOTAL MEZZANINE EQUITY $ 152,193 $ 152,153 STOCKHOLDERS’ EQUITY Senior common stock 1 1 Common stock 34 32 Additional paid in capital 599,232 571,205 Accumulated other comprehensive income (4,654) (2,126) Distributions in excess of accumulated earnings (374,259) (360,978) TOTAL STOCKHOLDERS' EQUITY $ 220,354 $ 208,134 OP Units held by Non-controlling OP Unitholders 3,110 2,903 TOTAL EQUITY $ 223,464 $ 211,037 TOTAL LIABILITIES, MEZZANINE EQUITY AND EQUITY $ 1,098,825 $ 1,039,508 30 30

Debt Summary

Principal Maturity Date	Weighted Average Interest Rate as of 3/31/2020		($ in thousands) Principal Balance Outstanding as of 3/31/2020
2020	3.19%		19,381
2021	4.67%		27,263
2022	4.74%		103,963
2023	4.50%		67,718
2024	4.04%		44,180
2025	4.03%		33,409
2026	4.42%		49,580
2027	4.36%		86,314
2028	5.32%		4,609
2029	4.74%		11,776
2030	3.22%		35,824
2037	4.63%		6,599
Contractual Mortgage Notes Payable:	4.32%	$	490,616
Premiums (Discounts), net:			(224)
Total Mortgage Notes Payable:		$	490,392
Variable-Rate Line of Credit:			
2023	LIBOR +1.65%	$	21,600
Variable-Rate Term Loan Facility:			
2024	LIBOR +1.60%	$	160,000
Total Mortgage Notes Payable and Line of Credit	3.86%	$	671,992

31

GLADSTONE

External Management Structure Qualities • President, CFO, Acquisitions, Asset Management and Accounting staff exclusively dedicated to Gladstone Commercial ▪ Benefit: Aligned with shareholder interests • The 2015 revision to the fee structure places overhead costs generally in line with the overall average for internally managed REITs of this size ▪ Benefit: G&A costs comparable with the public REIT industry • The external structure provides access to internal credit underwriters across numerous industries ▪ Benefit: Can quickly assess tenant’s creditworthiness and ability to weather economic downturns • Legal, Compliance, Human Resources, and IT shared among four funds ▪ Benefit: Reduced costs to shareholders The results of organizational structure benefits: • Occupancy not below 96% since IPO in 2003 • Distributions not lowered nor missed since 2003. There is no guarantee of capital preservation or continuous distributions • Cost structure aligned with self-managed REITs with the added benefit of access to proven credit underwriting capability and evidenced by consistent high occupancy 32 32External Management Structure Qualities • President, CFO, Acquisitions, Asset Management and Accounting staff exclusively dedicated to Gladstone Commercial ▪ Benefit: Aligned with shareholder interests • The 2015 revision to the fee structure places overhead costs generally in line with the overall average for internally managed REITs of this size ▪ Benefit: G&A costs comparable with the public REIT industry • The external structure provides access to internal credit underwriters across numerous industries ▪ Benefit: Can quickly assess tenant’s creditworthiness and ability to weather economic downturns • Legal, Compliance, Human Resources, and IT shared among four funds ▪ Benefit: Reduced costs to shareholders The results of organizational structure benefits: • Occupancy not below 96% since IPO in 2003 • Distributions not lowered nor missed since 2003. There is no guarantee of capital preservation or continuous distributions • Cost structure aligned with self-managed REITs with the added benefit of access to proven credit underwriting capability and evidenced by consistent high occupancy 32 32

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